Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Guardforce AI Co., Limited on Form F-1, amendment no. 2, of our report dated April 29, 2021 (except for Notes 2, 17, 18, 21 and 24 which are dated September 14, 2021), with respect to our audits of the consolidated financial statements of Guardforce AI Co., Limited and subsidiaries as of and for the years ended December 31, 2020 and 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

September 14, 2021